UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): April 3, 2009
Gen-Probe Incorporated
(Exact Name of Registrant as Specified in Charter)

DELAWARE	001-31279	33-0044608
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

10210 Genetic Center Drive
San Diego, CA	92121
(Address of Principal Executive Offices)	(Zip Code)
(858) 410-8000
(Registrants telephone number, including area code)
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act of 1933, as amended (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Securities Exchange Act of 1934, as amended (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Securities Exchange Act of 1934, as amended (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Securities Exchange Act of 1934, as amended (17 CFR 240.13e-4(c))

Item 2.01. Completion of Acquisition or Disposition of Assets.
     On April 8, 2009 (the “Effective Date”), Gen-Probe Incorporated, a Delaware corporation (“Gen-Probe”), completed its acquisition (the “Acquisition”) of Tepnel Life Sciences Plc, a company registered in England and Wales (“Tepnel”), pursuant to the Implementation Agreement (the “Implementation Agreement”), dated as of January 30, 2009, by and between Gen-Probe and Tepnel. The Acquisition was consummated pursuant to a court-sanctioned scheme of arrangement (the “Scheme”) under Part 26 of the UK Companies Act 2006. Pursuant to the Implementation Agreement and the Scheme, Tepnel became a wholly owned subsidiary of Gen-Probe.
     Upon consummation of the Acquisition on the Effective Date, each issued ordinary share of Tepnel was cancelled and converted into the right to receive 27.1 pence in cash. In connection with the Acquisition, the holders of issued and outstanding Tepnel capital stock, options and warrants will receive total net cash of approximately £92.8 million, or approximately $136.4 million based on the recent exchange rate of £1 to $1.47. Gen-Probe is obligated to pay the purchase price in British pounds.
     The Acquisition is being financed through amounts borrowed by Gen-Probe under a senior secured revolving credit facility established pursuant to the Credit Agreement, dated as of February 27, 2009, as amended, by and between Gen-Probe and Bank of America, N.A. (“Bank of America”).
     The foregoing description of the Acquisition does not purport to be complete and is qualified in its entirety by reference to the Implementation Agreement, which is incorporated herein by reference as Exhibit 2.1 to this Current Report on Form 8-K.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     On February 27, 2009, Gen-Probe entered into a Credit Agreement (as amended, the “Credit Agreement”) with Bank of America, which provided for a one year senior secured revolving credit facility in an amount of up to $180.0 million that is subject to a borrowing base formula. On March 23, 2009, Gen-Probe entered into an Amendment to Credit Agreement with Bank of America, pursuant to which the amount which Gen-Probe may borrow from time to time under the Credit Agreement was increased from $180.0 million to $250.0 million.
     On April 3, 2009, Gen-Probe borrowed an additional $70.0 million under the revolving credit facility bringing the total principal amount outstanding under the credit facility to $240.0 million.
     For more information about the Credit Agreement, including a description of the repayment terms and terms under which Gen-Probe’s obligations could be accelerated, please see the Current Reports on Form 8-K filed by Gen-Probe with the Securities and Exchange Commission on March 4, 2009 and March 25, 2009.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
2.1	Implementation Agreement by and between Gen-Probe Incorporated and Tepnel Life Sciences Plc, dated January 30, 2009 (previously filed as Exhibit 2.1 to Gen-Probe’s Current Report on Form 8-K filed on February 5, 2009 and incorporated herein by reference).

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GEN-PROBE INCORPORATED
	By:	/s/ R. William Bowen
Date: April 9, 2009		R. William Bowen
Senior Vice President, General Counsel and Corporate Secretary

Exhibit List

Exhibit No.	Description
2.1	Implementation Agreement by and between Gen-Probe Incorporated and Tepnel Life Sciences Plc, dated January 30, 2009 (previously filed as Exhibit 2.1 to Gen-Probe’s Current Report on Form 8-K filed on February 5, 2009 and incorporated herein by reference).